                 [Stanley, Delinger & Rascher, P.A. Letterhead]

                                February 8, 2001

Access Health Alternatives, Inc.
4619 Parkbreeze Court
Orlando, Florida 32808

RE:  Registration on Form S-8

     We have acted as Florida  counsel to Access  Health  Alternatives,  Inc., a
Florida  corporation  (the  "Company"),  in connection with the  registration of
660,000  shares of its common  stock,  $0.001 par value (its  "Common  Shares"), issued to Luigi Brun by the Company under a consulting agreement entered into by
Mr. Brun and the Company on December 29, 2000 (the "Consulting  Agreement").  We
have examined such documents,  corporate records and other instruments, and have reviewed such laws and regulations as we have deemed necessary. In the course of such examination,  we have assumed the genuineness of all signatures;  the legal capacity of all natural persons;  the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as certified,  photostatic or facsimile  copies;  and the authenticity and completeness  of the originals of such copies.  As to any facts material to this opinion which we did not independently  establish or verify, we have relied upon statements  and  representations  of officers and other  representatives  of the
Company and others.

     Based  upon  and  subject  to the  foregoing,  and  subject  to  the  other limitations and  qualifications set forth herein, we are of the opinion that the
Common  Shares have been duly  authorized  by the Company and the Common  Shares underlying the Consulting  Agreement have been validly issued and are fully paid and nonassessable.

     The foregoing opinion is subject to the qualifications that:

          a)  Legality,  validity or  enforcement  may be limited by  applicable bankruptcy,  insolvency,  reorganization,  moratorium or other similar laws relating to or affecting the rights of creditors;

          b) General  principles of equity,  including  principles of commercial
     reasonableness,   good  faith  and  fair  dealing,  regardless  of  whether
     enforcement is considered in proceedings at law or in equity; and

          c) The opinions  expressed  herein are strictly limited to the matters stated  herein  and no other  opinions  may be implied  beyond the  matters expressly so stated.

     We hereby  consent to the filing of this  opinion as an exhibit to the Form
S-8.

Sincerely,

/s/ Frederic "Ric" Stanley Jr., Esq.
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Frederic "Ric" Stanley Jr., Esq.
For the Firm